- NEWS RELEASE -
Date:	April 28, 2010
Contact:	Michael G. Carlton
President and CEO
Bruce W. Elder
Vice President
(919) 460-7770

Crescent Financial Corporation
Reports Earnings for Q1 2010

CARY, N.C. – Crescent Financial Corporation (NasdaqGM: CRFN), parent company of Crescent State Bank in Cary, North Carolina today announced unaudited net income for the quarter ended March 31, 2010, before adjusting for the effective dividend on preferred stock, of $542,000 compared with net income for the prior year period of $611,000.  After adjusting for $419,000 and $168,000 in dividends and accretion on preferred stock for each respective period, net income available for common shareholders for the current period was $123,000 or $0.01 per diluted share compared with $443,000 or $0.05 per diluted share for the quarter ended March 31, 2009.  The decline in earnings was due primarily to a higher provision for loan losses and an increase in non-interest expenses.  These increases were partially offset by increases in net interest income and non-interest revenue.

Net Interest Income

Net interest income for the current three-month period increased by $230,000 or 3% to $7.5 million compared with $7.2 million for the period ended March 31, 2009.  The yield on average earning assets declined by 9 basis points from 5.87% to 5.78%.  In the stable interest rate environment we have experienced since the beginning of 2009, the cost of interest bearing deposits has declined as we have enjoyed a continuous repricing of our time deposit portfolio.  The cost of interest-bearing deposits declined from 3.30% in the prior year period to 2.71% for the three-month period ending March 31, 2010.   The cost of borrowings has increased from 2.83% to 3.05% as we have taken advantage of the low interest rate environment to extend our borrowings and lock-in favorable long-term pricing.  The tax equivalent net interest margin improved to 3.27% for the current quarter compared to 3.05% for the prior year quarter.

On a linked quarter basis, net interest income declined by $214,000 or 3% from $7.7 million.  The decline is attributable to a combination of factors including a more pronounced decrease in average earning assets as compared with average interest-bearing liabilities and the reversal of previously accrued interest income associated with loans being moved to non-accrual status during the first quarter of 2010.  The yield on earning assets increased by 2 basis points from 5.76% to 5.78%, the cost of interest-bearing liabilities declined by 7 basis points from 2.87% to 2.80% and net interest margin improved to 3.27% from 3.21%.

Provision for Loan Losses and Asset Quality

The provision for loan losses increased by 6% to $1.8 million for the current period from $1.7 million for the period ended March 31, 2009.  The provision was in response to further deterioration in the credit quality of the loan portfolio.  The allowance for loan losses as a percentage of total gross outstanding loans was 2.26% at March 31, 2010, 2.31% at December 31, 2009 and 1.76% at March 31, 2009.  Non-performing loans and other real estate owned as a percentage of total assets at March 31, 2010 was 3.71% compared with 2.40% at December 31, 2009 and 1.68% at March 31, 2009.  Annualized net charge-offs for the first quarter of 2010 were 1.38% compared with 1.53% during the fourth quarter of 2009 and 0.22% for the prior year period.

Non-Interest Income

Non interest income increased to $1.0 million compared to $788,000 for the period ended March 31, 2009.  The Company recorded increases of $44,000 in customer service fees and service charges on deposit accounts, $34,000 in investment services fees, $12,000 in income from non-marketable equity investments, $10,000 in earnings on life insurance and $21,000 in other miscellaneous non-interest income.  Fees earned from brokered mortgage loan originations decline from $296,000 to $193,000 as the level of mortgage rates during the first quarter of 2009 encouraged a high level of refinance activity.  The Company has implemented a correspondent bank platform for its mortgage division and we have begun originating loans in our name and selling them in the secondary market.  Gains on mortgage loans held for sale in the first quarter of 2010 were $44,000.   For the quarter ended March 31, 2009, the Company recorded a $188,000 loss on the impairment of a non-marketable equity security.

On a linked quarter basis, non-interest income declined by $614,000 due to the net impact of three non-recurring transactions occurring during the fourth quarter of 2009; $760,000 gain on sale of available for sale securities, $75,000 gain on the sale of a loan previously acquired from the FDIC at a discount and $198,000 impairment charge on a marketable equity security.  Mortgage loan related income from origination fees and gains on sales increased by $50,000 and customer service fees and service charges on deposit accounts declined by $23,000 as these types of fees tend to be higher during the quarter which includes the Christmas and Thanksgiving holidays.

Non-Interest Expenses

Non-interest expenses increased by $568,000 or 10% to $6.2 million compared to $5.6 million for the prior year period.  Of the total increase, $365,000 related to personnel and occupancy expenses as the Company opened two new offices in Raleigh, NC and hired support staff in our lending areas.  FDIC insurance assessments increased by $60,000 and expenses on advertising and marketing increased by $26,000.  Data processing expenses declined compared with the prior year period due to one-time, non-recurring expenses associated with the conversion of core and ancillary processing systems.  Other non-interest expenses increased by $206,000 or 17%.  The increase in other non-interest expenses was primarily related to a $212,000 increase in expenses related to the foreclosure and repossession process and includes a net loss of $8,000 on the disposition of other real estate owned.

On a linked quarter basis, non-interest expenses declined by $30.0 million due the goodwill impairment charge of $30.2 million in the fourth quarter of 2009.  Salary and personnel expenses increased by $314,000 due to higher expenses related to the new activities associated with our mortgage loan division and the fourth quarter 2009 reversal of previously recorded but unused incentive payments.  Occupancy expense increased by $21,000 as the Company has expanded its operations facility.  Data processing increased by $78,000 due in part to a credit received in the fourth quarter resulting from being overcharged for certain services during 2009.  Our FDIC insurance assessment declined by $279,000.  Other non-interest expenses increased by $142,000 primarily due to a $145,000 increase in expenses related to the foreclosure and repossession process.

Balance Sheet

Crescent Financial Corporation has unaudited total assets at March 31, 2010 of $1.0 billion, decreasing by $21.7 million or 2% since December 31, 2009.  The Company continues to lessen its dependence on non-core forms of funding by reducing brokered time deposits by $15.0 million and borrowings by $14.0 million.  Total non-time deposits grew by $14.9 million during the first quarter with NOW, savings and money market increasing by $20.5 million and non-interest bearing deposits falling by $5.6 million.  Non-time deposits as a percentage of total deposits increased from 39% at December 31, 2009 to 42% at March 31, 2010.  Retail time deposits declined by $8.8 million as time deposits as a percentage of total deposits fell to 58% from 61% at December 31, 2009.  Loan demand within the Company’s markets continues to be soft resulting in a decline in total gross loans of $14.9 million and investment securities decreased by $4.5 million as a result of using the quarterly principal payments to retire non-core funding.  Total stockholders’ equity was $90.5 million at March 31, 2010 compared to $89.5 million at year end.  The increase was primarily related to the net income for the quarter and an increase in other comprehensive income.

Mike Carlton, President and CEO stated, “Although the first quarter results reflect the continued stress of this economic cycle, we are pleased to report a profitable quarter.  Our core banking operation continues to remain solid.  The improvement in the net interest margin is primarily a result of the continued emphasis to improve the funding mix with the deposit base.   The company continues to maintain capital levels that exceed the established regulatory guidelines for a “well-capitalized” classification.  At quarter end, the Company had a Tier I risk –based ratio of 11.63%, and a total risk based ratio of 13.80%.    While we welcome the national news that the recession may be easing, we remain cautious as many of our customers continue to encounter economic challenges.  Through our consistent utilization of independent third party quarterly loan reviews along with our normal credit review processes, we continue to focus on early identification of potential credit issues and work aggressively toward resolutions. As such, we expect a few more bumpy quarters but with our strong capital position, we have the ability to weather a prolonged period of economic uncertainty.”

Crescent State Bank is a state chartered bank operating fifteen banking offices in Cary (2), Apex, Clayton, Holly Springs, Southern Pines, Pinehurst, Sanford, Garner, Raleigh (3), Wilmington (2) and Knightdale, North Carolina.  Crescent Financial Corporation stock can be found on the NASDAQ Global Market trading under the symbol CRFN.  Investors can access additional corporate information, product descriptions and online services through the Bank’s website at www.crescentstatebank.com.

Information in this press release contains "forward-looking statements." These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates and the effects of competition. Additional factors that could cause actual results to differ materially are discussed in Crescent Financial Corporation’s recent filings with the Securities Exchange Commission, including but not limited to its Annual Report on Form 10-K and its other periodic reports.

Crescent Financial Corporation
Financial Summary

(Amounts in thousands except share and per share data and prior quarters' information may have been reclassified)
INCOME STATEMENTS (unaudited)

	For the Three Month Period Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2010	2009	2009	2009	2009

INTEREST INCOME
Loans	$11,484	$11,900	$11,986	$12,026	$12,077
Investment securities available for sale	1,936	2,064	2,081	2,053	1,999
Fed funds sold and other interest-earning deposits	5	12	1	5	2
Total Interest Income	13,425	13,976	14,068	14,084	14,078

INTEREST EXPENSE
Deposits	4,346	4,674	4,885	5,069	5,243
Short-term borrowings	206	228	507	506	463
Long-term debt	1,412	1,399	1,265	1,241	1,141
Total Interest Expense	5,964	6,301	6,657	6,816	6,847

Net Interest Income	7,461	7,675	7,411	7,268	7,231
Provision for loan losses	1,801	6,740	1,958	1,132	1,697
Net interest income after
provision for loan losses	5,660	935	5,453	6,136	5,534

Non-interest income
Mortgage loan origination income	193	187	223	215	296
Service charges and fees on deposit accounts	432	455	424	396	388
Earnings on life insurance	217	226	225	228	207
Gain/loss on sale of available for sale securities	-	760	110	-	-
Loss on impairment of nonmarketable investment	-	(197)	-	(219)	(188)
Gain on sale of loans	44	75	-	-	-
Other	159	153	146	132	85
Total non-interest income	1,045	1,659	1,128	752	788

Non-interest expense
Salaries and employee benefits	3,130	2,816	3,030	3,017	2,971
Occupancy and equipment	957	936	952	904	751
Data processing	386	308	358	302	450
FDIC deposit insurance premium	309	587	310	773	249
Impairment of goodwill	-	30,233	-	-	-
Other	1,404	1,262	1,237	1,299	1,196
Total non-interest expense	6,186	36,142	5,887	6,295	5,617

Income (loss) before income taxes	519	(33,548)	694	593	705
Income taxes	(23)	(1,501)	58	19	94

Net income (loss)	542	(32,047)	636	574	611
Effective dividend on preferred stock	419	604	422	422	168
Net income (loss) attributable common shareholders'	$123	$(32,651)	$214	$152	$443

NET INCOME (LOSS) PER COMMON SHARE
Basic	$0.01	$(3.41)	$0.02	$0.02	$0.05
Diluted	$0.01	$(3.41)	$0.02	$0.02	$0.05

COMMON SHARE DATA

Book value per common share	$7.00	$6.92	$10.46	$10.24	$10.17
Tangible book value per common share	$6.92	$6.83	$7.23	$7.00	$6.93
Ending shares outstanding	9,626,559	9,626,559	9,626,559	9,626,559	9,626,559
Weighted average common shares outstanding - basic	9,574,264	9,569,290	9,569,290	9,569,290	9,569,290
Weighted average common shares outstanding - diluted	9,587,748	9,569,290	9,606,186	9,599,466	9,581,873

PERFORMANCE RATIOS (annualized)
Return on average assets	0.21%	-12.00%	0.24%	0.21%	0.24%
Return on average equity	2.36%	-103.58%	2.06%	1.89%	2.08%
Yield on earning assets	5.78%	5.76%	5.80%	5.74%	5.87%
Cost of interest-bearing liabilities	2.80%	2.87%	3.03%	3.10%	3.18%
Tax equivalent net interest margin	3.27%	3.21%	3.08%	3.00%	3.05%
Efficiency ratio	72.72%	387.22%	68.94%	78.49%	69.96%
Net loan charge-offs	1.38%	1.53%	0.68%	0.94%	0.22%

(Amounts in thousands)
CONSOLIDATED BALANCE SHEETS (unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2009	2009 (a)	2009	2009	2009
ASSETS
Cash and due from banks	$9,964	$9,285	$7,841	$10,394	$10,373
Interest earning deposits with banks	884	4,617	4,436	3,207	24,236
Federal funds sold	15,785	17,825	5,545	15,285	99
Investment securities available for sale at fair value	188,609	193,123	198,309	193,764	197,957
Loans held for sale	138	-	-	-	-
Loans	744,484	759,348	771,997	775,301	787,657
Allowance for loan losses	(16,807)	(17,567)	(13,782)	(13,144)	(13,855)
Net Loans	727,677	741,781	758,215	762,157	773,802
Accrued interest receivable	4,121	4,260	4,255	4,347	4,207
Federal Home Loan Bank stock	11,777	11,777	11,777	11,777	11,910
Bank premises and equipment	12,002	11,861	11,946	12,007	11,842
Investment in life insurance	17,863	17,658	17,444	17,229	17,011
Goodwill	-	-	30,233	30,233	30,233
Other intangibles	793	826	860	893	926
Other assets	21,522	19,792	12,842	12,064	9,749

Total Assets	$1,011,135	$1,032,805	$1,063,703	$1,073,357	$1,092,345

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits
Demand	$55,421	$61,042	$66,947	$67,371	$64,985
Savings	61,894	58,086	59,973	58,150	59,393
Money market and NOW	182,702	165,994	148,560	136,644	134,160
Time	413,740	437,513	438,702	444,537	473,066
Total Deposits	713,757	722,635	714,182	706,702	731,604

Short-term borrowings	57,000	74,000	88,000	128,000	114,758
Long-term debt	145,748	142,748	133,748	113,748	121,748
Accrued expenses and other liabilities	4,158	3,902	4,258	3,680	3,762

Total Liabilities	920,663	943,285	940,188	952,130	971,872
STOCKHOLDERS’ EQUITY
Preferred stock	23,043	22,935	22,798	22,687	22,576
Common stock	9,627	9,627	9,627	9,627	9,626
Warrant	2,367	2,367	2,367	2,367	2,367
Additional paid-in capital	74,562	74,530	74,484	74,439	74,395
Retained earnings (deficit)	(21,231)	(21,354)	11,298	11,083	10,931
Accumulated other comprehensive income (loss)	2,104	1,415	2,941	1,024	578

Total Stockholders' Equity	90,472	89,520	123,515	121,227	120,473

Total Liabilities and Stockholders' Equity	$1,011,135	$1,032,805	$1,063,703	$1,073,357	$1,092,345
( a ) Derived from audited consolidated financial statements.

CAPITAL RATIOS

Tangible equity to tangible assets	8.88%	8.59%	8.95%	8.65%	8.42%
Tangible common equity to tangible assets	6.60%	6.37%	6.74%	6.47%	6.29%
Tier 1 leverage ratio (current quarter estimate)	9.49%	9.03%	9.48%	9.34%	9.45%
Tier 1 risk-based capital ratio (current quarter estimate)	11.63%	11.37%	11.49%	11.43%	11.29%
Total risk-based capital ratio (current quarter estimate)	13.80%	13.53%	13.63%	13.56%	13.42%

ASSET QUALITY RATIOS (in thousands)

Non accrual loans	$29,410	$18,134	$16,540	$13,335	$16,421
Accruing loans > 90 days past due	-	381	-	-	4
Total nonperforming loans	29,410	18,515	16,540	13,335	16,425
Other real estate owned & repossessions	8,128	6,306	5,298	4,401	1,911
Total nonperforming assets	$37,538	$24,821	$21,838	$17,736	$18,336
Allowance for loan losses to loans	2.26%	2.31%	1.79%	1.70%	1.76%
Nonperforming loans to total loans	3.95%	2.39%	2.14%	1.72%	2.09%
Nonperforming assets to total assets	3.71%	2.40%	2.05%	1.65%	1.68%
Restructured not included in categories above	12,368	13,691	9,525	4,482	89

	Nonperforming Loan Analysis
	March 31, 2010		December 31, 2009
	Nonperforming	Percentage	Nonperforming	Percentage
	Loan	of Total	Loan	of Total
	Balance	Loans	Balance	Loans
Construction and A&D	$5,435	0.73%	$7,073	0.93%
Commercial real estate	14,025	1.88%	4,655	0.61%
Residential mortgage	5,301	0.71%	2,758	0.36%
Home equity lines and loans	1,540	0.21%	1,314	0.17%
Commercial and industrial	3,097	0.42%	2,706	0.36%
Consumer	12	0.00%	9	0.00%
Totals	$29,410	3.95%	$18,515	2.44%

	Nonperforming Loans by Region
	As of March 31, 2010
				Nonperforming
		% of Total		Loans to
	Loans	Loans	Nonperforming	Loans
	Outstanding	Outstanding	Loans	Outstanding

Triangle Region	$441,409	59.29%	$20,012	4.53%
Sandhills Region	112,909	15.17%	663	0.59%
Wilmington Region	190,166	25.54%	8,735	4.59%
Totals	$744,484	100.00%	$29,410	3.95%

AVERAGE BALANCES, INTEREST AND YIELDS/COSTS (in thousands)

	For the Three Months Ended
	March 31, 2010			December 31, 2009			March 31, 2009
	Average		Average	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost

Interest-earnings assets
Loan portfolio	$752,131	$11,484	6.19%	$765,298	$11,900	6.17%	$788,810	$12,077	6.21%
Investment securities	199,542	1,936	4.44%	202,905	2,064	4.57%	191,909	1,999	4.54%
Fed funds and other interest-earning	9,270	5	0.21%	12,668	12	0.38%	5,036	2	0.16%
Total interest-earning assets	960,943	13,425	5.78%	980,871	13,976	5.76%	985,755	14,078	5.87%
Noninterest-earning assets	51,131			78,995			67,692
	$1,012,074			$1,059,866			$1,053,447

Interest-bearing liabilities
Interest-bearing NOW	$96,841	625	2.62%	$79,757	459	2.28%	$42,771	96	0.91%
Money market and savings	130,300	405	1.26%	132,897	421	1.26%	140,333	495	1.43%
Time deposits	422,701	3,316	3.18%	439,569	3,794	3.42%	461,539	4,652	4.09%
Short-term borrowings	65,300	206	1.28%	77,287	228	1.17%	106,254	463	1.74%
Long-term debt	147,259	1,412	3.84%	140,791	1,399	3.97%	121,159	1,141	3.77%
Total interest-bearing liabilities	862,401	5,964	2.80%	870,301	6,301	2.87%	872,056	6,847	3.18%
Non-interest bearing deposits	55,206			62,777			59,229
Other liabilities	3,687			4,040			3,092
Total Liabilities	921,294			937,118			934,377
Stockholders' Equity	90,780			122,748			119,070
Total Liabilities & Stockholders' Equity	$1,012,074			$1,059,866			$1,053,447

Net interest income		$7,461			$7,675			$7,231
Interest rate spread			2.98%			2.88%			2.68%
Net interest-margin			3.27%			3.21%			3.05%

Percentage of average interest-earning assets
to average interest-bearing liabilities			111.43%			112.70%			113.04%